UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2003

REMEC, INC.
(Exact name of registrant as specified in its charter)

California	0-27414	95-3814301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3790 Via de la Valle, Del Mar, CA 92014
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 505 3713

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

On June 1, 2003, REMEC, Inc. (“REMEC”) announced that it acquired the business of Himark Telecommunications Group Limited, a Cayman Islands exempt company (the “Himark Acquisition”).  A press release announcing the Himark Acquisition as issued by REMEC on June 1, 2003 is attached to this Current Report on Exhibit 99.1.

Item 7.           Financial Statements and Exhibits.

(c)                                  Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated June 1, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 3, 2003
REMEC, Inc.

	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Vice-President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 1, 2003